Exhibit 99.1

Polished.com Announces that Requisite Number of Votes to Elect Director Candidates Were Received at 2022 Annual Meeting

Adjourns Annual Meeting to February 2, 2023 with Respect to Proposal 2

BROOKLYN, N.Y.--(BUSINESS WIRE)--Polished.com Inc. (NYSE: POL) (formerly known as 1847 Goedeker Inc.) (“Polished” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today announced that it convened its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) as scheduled.

At the Annual Meeting proxies were submitted by stockholders representing approximately 64% of the shares of Polished's common stock outstanding and entitled to vote. The requisite number of votes were received to approve Proposal 1, Election of Directors.

Proposal 2, Amendment to the Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock, requires a majority of all outstanding common stock for approval. The requisite numbers of shares voted for the approval of Proposal 2 have not yet been obtained.

The Annual Meeting has been adjourned to February 2, 2023, at 11:00 am ET, with respect to Proposal 2 described in Polished’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 19, 2022. The record date for the adjourned Annual Meeting remains December 12, 2022. The adjourned Annual Meeting can be accessed by visiting: https://web.lumiagm.com/295686073.

Stockholders who have previously submitted a proxy or otherwise voted do not need to take any action and all previously submitted proxies will be voted at the adjourned Annual Meeting unless properly revoked.

Polished's Board of Directors (the “Board”) believes that all proposals submitted are in the best interests of stockholders and will continue to solicit votes from stockholders during the adjournment.

To vote, please contact our proxy solicitor, Kingsdale Advisors, toll free at: 1-855-682-9644, or your broker.

Polished encourages all stockholders of record at the close of business on December 12, 2022, who have not yet voted, to vote by 11:59 p.m. ET on February 1, 2023.

ABOUT POLISHED

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project's budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its "Love-It-Or-Return-It" 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will", "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS

Greg Marose / Ashley Areopagita
ir@polished.com